Microsoft Word 11.0.6359;SUB-ITEM 77D

The MFS Global Growth Fund (the "Fund"), a series of MFS Series Trust VIII, added disclosure regarding growth companies risks in the Principal Investment Risks section, as described in the prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement (File No. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Strategic Income Fund (the "Fund"), a series of MFS Series Trust VIII, added disclosure regarding U.S. Government securities in the Principal Investment Policies section and added a clarifying statement regarding U.S.
Government securities in the credit risk section and clarification of the mortgage backed securities risk section in the Principal Investment Risks section, as described in the prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement (File No. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.